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                                                                     Exhibit 11

                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (in thousands, except share and per share amounts)

                                                                              Three months ended          Nine months ended
                                                                                September 30,               September 30,
                                                                           ------------------------   -------------------------
                                                                              1996          1995         1996          1995
                                                                           -----------   ----------   --------      -----------
PRIMARY EARNINGS PER SHARE
Earnings
   Net (loss) income                                                       $    (47,140) $      1,036  $    (36,725) $     27,941
   Deduct dividends on preferred shares                                           1,869         1,869         5,606         5,607
                                                                           ------------  ------------  ------------  ------------
   Net (loss) income applicable to common stock                            $    (49,009) $       (833) $    (42,331) $     22,334
                                                                           ============  ============  ============  ============

Shares
     Weighted average number of common shares outstanding                   229,872,415   229,031,157   229,554,353   227,535,349
     Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from exercise of
     such options                                                                     -             -             -       661,226
     Assuming conversion of 6% convertible debentures                                 -             -             -     4,848,485
                                                                           ------------  ------------  ------------  ------------
         Weighted average number of common shares outstanding,
         as adjusted                                                        229,872,415   229,031,157   229,554,353   233,045,060
                                                                           ============  ============  ============  ============

   Primary (loss) earnings per common share                                  $     (.21) $          -  $       (.18) $        .10
                                                                           ============  ============  ============  ============

FULLY DILUTED EARNINGS PER SHARE (1)
     Earnings
   Net (loss) income                                                         $  (47,140) $      1,036  $    (36,725) $     27,941
                                                                           ============  ============  ============  ============

Shares
     Weighted average number of common shares outstanding                   229,872,415   229,031,157   229,554,353   227,535,349
     Assuming exercise of stock options reduced by the  number of shares which could have been purchased with the proceeds from exercise of
     such options                                                               422,590       652,220       515,271       691,609
     Assuming conversion of 6% convertible debentures                         4,847,515     4,848,485     4,847,515     4,848,485
     Assuming conversion of preferred stock                                  10,952,505    10,952,600    10,952,543    10,952,600
                                                                           ------------  ------------  ------------  ------------
     Weighted average number of common shares outstanding, as
     adjusted                                                               246,095,025   245,484,462   245,869,683   244,028,043
                                                                           ============  ============  ============  ============

     Net (loss) income per common share assuming full dilution             $       (.19) $          -  $       (.15) $        .11
                                                                           ============  ============  ============  =============

ADDITIONAL PRIMARY COMPUTATION (1)
     Net income (loss) applicable to common stock, as adjusted per
     primary computation above                                             $    (49,009) $       (833) $    (42,331)
                                                                           ============  ============  ============

     Weighted average number of shares outstanding, as adjusted per
     primary computation above                                              229,872,415   229,031,157   229,554,353
     Anti-dilutive effect of outstanding options (as determined by the
     application of the treasury stock method)                                  422,590       652,225       484,762
     Anti-dilutive effect of conversion of 6% convertible debentures          4,847,515     4,848,485     4,847,515
                                                                           ------------  ------------  ------------
     Weighted average number of common shares, as adjusted                  235,142,520   234,531,867   234,886,631
                                                                           ============  ============  ============

        Primary (loss) earnings per share, as adjusted                       $     (.21)   $        -  $       (.18)
                                                                           ============  ============  ============
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(1)      These calculations are submitted in accordance with Regulation S-K Item
         601(b)(11) although it is contrary to paragraphs 30 and 40 of APB
         Opinion No. 15 because it produces an anti-dilutive result.